UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2012

MidSouth Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2012, the Compensation Committee of the Board of Directors of MidSouth Bancorp, Inc. (the “Company”) approved the issuance of incentive stock options to purchase an aggregate of 294,803 shares of the Company’s common stock, $0.10 par value per share, to certain officers and employees of the Company and its subsidiary, MidSouth Bank, N.A.  The options were issued under the Company’s  2007 Omnibus Incentive Plan, as amended and restated effective May 23, 2012 (the “Plan”), and are subject to the terms of an Incentive Stock Option Agreement between the Company and the recipient. The options have an exercise price of $12.97 per share, the closing price of the Company’s common stock on the NYSE MKT on May 23, 2012, and will vest in five equal annual installments beginning on May 23, 2013.  In connection with the option grants, the Company’s named executive officers received the following awards:

Name	No. of Shares Subject to Option Grant
C.R. Cloutier	42,502
Troy M. Cloutier	25,443
James R. McLemore	21,280
John R. Nichols	17,579
Gerald G. “Jerry” Reaux, Jr.	37,587

The Plan and the form of Incentive Stock Option Agreement are filed with this Current Report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

On May 23, 2012, the Company held its 2012 Annual Meeting of Shareholders, at which 6,760,080 shares of the Company’s common stock, $0.10 par value per share, were represented in person or by valid proxy.  The Company’s shareholders took the following actions at the 2012 Annual Meeting:

1.           Election of Directors – Shareholders elected C.R. Cloutier, J. B. Hargroder, M.D., Timothy J. Lemoine and William M. Simmons to serve as Class I Directors until the 2015 Annual Meeting of Shareholders or until their successors are elected and qualified.  The number of votes cast for each of these individuals is as set forth below (there were no broker non-votes):

Director	Shares For	Shares Withheld
C.R. Cloutier	6,593,218	166,862
J. B. Hargroder, M.D.	6,590,755	169,325
Timothy J. Lemoine	6,594,107	165,973
William M. Simmons	6,586,640	173,440

2.           Non-binding advisory resolution approving compensation of the named executive officers- Shareholders approved a non-binding advisory resolution approving the compensation paid to the named executive officers in 2011 as set forth in the Company’s proxy statement for the 2012 Annual Meeting. The vote totals were as follows (there were no broker non-votes):

Shares For	Shares Against	Shares Abstained
6,651,328	78,074	30,678

3.           Non-binding advisory resolution on the frequency of future advisory votes on the compensation of the named executive officers - Shareholders approved a non-binding advisory resolution to hold future advisory votes on the compensation paid to the named executive officers every year.  The vote totals were as follows (there were no broker non-votes):

Shares For Every Year	Shares For Every Two Years	Shares For Every Three Years	Shares Abstained
6,224,924	115,339	317,261	102,556

In light of this result, the Company’s Board of Directors has determined that the Company will hold non-binding advisory votes on the named executive officers’ compensation on an annual basis until such time as the next advisory vote is submitted to shareholders regarding the frequency of advisory votes on executive compensation or the Board otherwise determines that a different frequency for such advisory votes is in the best interest of shareholders.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

10.1	MidSouth Bancorp, Inc. 2007 Omnibus Incentive Compensation Plan, as amended and restated effective May 23, 2012
10.2	Form of Incentive Stock Option Agreement under the 2007 Omnibus Incentive Compensation Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
(Registrant)
Date:	May 25, 2012	By:	/s/ James R. McLemore
James R. McLemore Senior Executive Vice President and Chief Financial Officer